FOR FURTHER INFORMATION:                                      TRADED:  NYSE
                                                               SYMBOL:  ELK
Richard J. Rosebery, Executive Vice President and Chief Financial Officer
(214) 851-0500

PRESS RELEASE
FOR IMMEDIATE RELEASE


            ELCOR REPORTS SHARPLY HIGHER SALES AND EARNINGS FOR ITS
                        FOURTH QUARTER AND FISCAL 1997;
                EXPECTS CONTINUING STRONG GROWTH IN FISCAL 1998


DALLAS, TEXAS, August 19,1997 . . . . Elcor Corporation today reported sharply higher sales and earnings for the fourth quarter and fiscal year ending June 30, 1997. Fourth quarter earnings rose 98% on an 11% gain in sales, while fiscal year earnings rose 26% on a 17% gain in sales from the same periods in fiscal 1996.

Roy E. Campbell, Chairman, President and Chief Executive Officer, said, "Sharply higher fourth quarter and fiscal year results benefited from record fourth quarter shipments of Elk Prestique(R) premium laminated fiberglass asphalt shingles and accessory products and our Industrial Products segment's strong turnaround performance. Growing demand for Elk Prestique products, increased sales of nonwoven fiberglass roofing mat from our new Ennis, Texas facility, and the dramatic recovery by our Industrial Products businesses should contribute to strong growth in fiscal 1998."

OPERATING RESULTS

For the fourth quarter ending June 30, 1997, sales rose 11% to $58,464,000 from $52,524,000 last year. Net income nearly doubled to $4,313,000, or $.48 per share, from $2,176,000, or $.25 per share, in the year-ago quarter when a $679,000 after-tax FAS 121 provision reduced earnings per share by $.08. Both the Roofing Products and the Industrial Products segments contributed to the sharply improved fourth quarter results.

For the fiscal year ending June 30, 1997, sales rose 17% to $230,756,000 from $196,462,000 in fiscal 1996. Net income rose 26% to $13,002,000, or $1.47 per share, from $10,284,000, or $1.16 per share, last year.

                                                                          /more

PRESS RELEASE
Elcor Corporation Quarterly Results
August 19, 1997
Add One

FINANCIAL POSITION

During fiscal 1997, strong cash flows from operations funded an $8.9 million expansion in working capital, $15.9 million of net investments, an increased dividend and a small reduction in debt. At June 30, 1997, the company had $52.6 million in long-term debt, $112.8 million of shareholders' equity, and $165.4 million of total capital. Long-term debt as a percent of total capital declined to 32% from 34%, and the current ratio improved to 3.1:1 from 2.7:1 last year.

OUTLOOK

Mr. Campbell said, "Since fiscal 1995, we have brought into production two major new roofing manufacturing facilities, investing over $100 million to provide the capability to substantially increase sales and earnings in the years ahead. In addition, other significant investments to lower production costs, increase productivity, improve quality, and to develop and introduce new products and services providing superior value will continue as we approach year 2000. We plan to grow with our markets and price our products at a premium, consistent with the superior value our products provide versus the competition.

"Presently, growing demand for our patented Enhanced High Definition and Raised Profile Prestique premium laminated fiberglass asphalt shingles and for our industrial products should substantially boost fiscal 1998 sales and earnings. We expect fiscal year earnings gains to be characterized by greater growth in our seasonally stronger first and fourth quarters. Looking ahead to the longer term, we have made and are continuing to make the investments to expand capacity and to develop new value-added products and services in high growth niche markets that should drive strong growth in sales and earnings over the next several years," Campbell concluded.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward looking statements that involve risks and uncertainties. Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including, but not limited to its Form 8-K dated August 19, 1997.

                                - - - - - - - -

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.

                                                                          /more

PRESS RELEASE
Elcor Corporation Quarterly Results
August 19, 1997
Add Two

CONDENSED RESULTS OF OPERATIONS
in thousands)

                                                Unaudited                    Audited
                                           Three Months Ended            Fiscal Year Ended
                                                 June 30,                    June 30,
                                            1997          1996           1997          1996
                                          --------      --------      ---------      ---------
SALES                                     $ 58,464      $ 52,524      $ 230,756      $ 196,462
                                          --------      --------      ---------      ---------

COSTS AND EXPENSES:
    Cost of sales                           43,116        40,384        178,229        149,080
    Selling, general & administrative        7,624         7,704         30,969         29,121
    Reduction in value of assets                 0         1,037              0          1,595
    Interest expense                           866           283          1,136            394
    Other income                               (33)         (205)          (215)          (211)
                                          --------      --------      ---------      ---------

Total Costs and Expenses                    51,573        49,203        210,119        179,979
                                          --------      --------      ---------      ---------

INCOME BEFORE INCOME TAXES                   6,891         3,321         20,637         16,483
Provision for income taxes                   2,578         1,145          7,635          6,199
                                          --------      --------      ---------      ---------

NET INCOME                                $  4,313      $  2,176      $  13,002      $  10,284
                                          ========      ========      =========      =========

NET INCOME PER SHARE                      $   0.48      $   0.25      $    1.47      $    1.16
                                          ========      ========      =========      =========

AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING              8,939         8,871          8,871          8,857
                                          ========      ========      =========      =========

PRESS RELEASE
Elcor Corporation Quarterly Results
August 19, 1997
Add Three

CONDENSED BALANCE SHEET
(Audited, $ in thousands)



                                                                June 30,
ASSETS                                                     1997         1996
Cash and cash equivalents                                $  3,601     $  3,744
Receivables, net                                           43,178       42,482
Inventories                                                33,427       26,748
Deferred income taxes                                       2,508        2,734
Prepaid expenses and other                                  3,572        1,956
                                                         --------     --------

   Total Current Assets                                    86,286       77,664

Property, plant and equipment, net                        117,467      110,207
Other assets                                                3,490        4,257
                                                         --------     --------

   Total Assets                                          $207,243     $192,128
                                                         ========     ========





                                                                June 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                       1997         1996
Accounts payable & accrued liabilities                   $ 28,285     $ 28,594
Current maturities on long-term debt                            0            0
                                                         --------     --------

   Total Current Liabilities                               28,285       28,594

Long-term debt, net                                        52,600       53,000
Deferred income taxes                                      13,578        8,336
Shareholders' equity                                      112,780      102,198
                                                         --------     --------

   Total Liabilities and Shareholders' Equity            $207,243     $192,128
                                                         ========     ========

PRESS RELEASE
Elcor Corporation Quarterly Results
August 19, 1997
Add Four

CONDENSED STATEMENT OF CASH FLOWS
(Audited, $ in thousands)

                                                          For the Year Ended
                                                               June 30,
                                                          1997          1996
                                                        --------      --------
Cash Flows From:
Operating Activities
Net income                                              $ 13,002      $ 10,284
Adjustments to net income
    Depreciation and amortization                          8,664         4,689
    Reduction in value of assets                               0         1,595
    Deferred income taxes                                  5,468         4,018
    Changes in assets and liabilities:
      Trade receivables                                     (696)       (9,572)
      Inventories                                         (6,679)      (15,047)
      Prepaid expenses and other                          (1,616)          975
      Accounts payable and accrued liabilities              (309)        6,697
                                                        --------      --------

Net cash from operating activities                        17,834         3,639
                                                        --------      --------
Cash provided by discontinued operations                     848         4,233
                                                        --------      --------

Investing Activities
    Additions to property, plant & equipment             (15,896)      (40,669)
    Other, net                                              (109)          (88)
                                                        --------      --------

Net cash from investing activities                       (16,005)      (40,757)
                                                        --------      --------

Financing Activities
    Long-term borrowings (repayments)                       (400)       34,600
    Dividends on common stock                             (2,462)       (2,101)
    Treasury stock transactions and other, net                42           399
                                                        --------      --------

Net cash from financing activities                        (2,820)       32,898
                                                        --------      --------

Net Increase(Decrease) in Cash and Cash Equivalents         (143)           13

Cash and Cash Equivalents at Beginning of Year             3,744         3,731
                                                        --------      --------

Cash and Cash Equivalents at End of Year                $  3,601      $  3,744
                                                        ========      ========